                                                                    EXHIBIT 99.1

                                REVOCABLE PROXY
                       HERITAGE FEDERAL BANCSHARES, INC.
                        SPECIAL MEETING OF SHAREHOLDERS
                                OCTOBER 30, 1995

    The undersigned hereby appoints Sam H. Anderson, Jr., C. Mack Patton and William E. Kreis of Heritage Federal Bancshares, Inc. ("Heritage") or any successors, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of the Common Stock of Heritage which the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Meeting"), to be held in the Training Room of the Heritage Federal Bank Building, 220 Broad Street, Kingsport, Tennessee, on Monday, October 30, 1995, at 1:00 p.m. and at any and all adjournments thereof, as follows:

1. The approval of the Agreement and Plan of Merger (the "Merger Agreement") by and between Heritage and First American Corporation ("First American") which provides for the merger of Heritage with and into First American pursuant to which shareholders will receive for each share of Heritage's common stock, $1.00 par value (the "HFB Common Stock") shares of First American common stock, $5.00 par value ("FAC Common Stock"), with a value equal to $28.00 so long as the average closing sales price of FAC Common Stock for the 20 consecutive trading-day period ending on and including the third business day prior to the closing of the Merger is between $25.50 and $34.50; if such average closing sales price is $25.50 or less, each stockholder of Heritage will receive 1.098 shares of FAC Common Stock for each share of HFB Common Stock owned, and if such average closing sales price is $34.50 or greater, each Heritage stockholder will receive 0.8116 share of FAC Common Stock for each share of the HFB Common Stock owned, all as more fully described in the Prospectus/Proxy Statement delivered herewith.

             FOR / /            AGAINST / /            ABSTAIN / /

    2. The approval of an amendment to Article XIV of the Charter of Heritage, which currently prohibits the acquisition of beneficial ownership of more than 10% of any class of equity security of Heritage, to provide a specific exception for the proposed transaction with First American described in Item 1 above, all as more fully described in the Prospectus/Proxy Statement delivered herewith.

             FOR / /            AGAINST / /            ABSTAIN / /

    3. The adjournment of the Meeting to a later date, if necessary, to solicit additional proxies in the event insufficient shares are present in person or by proxy at the Meeting to approve the Agreement, all as more fully described in the Prospectus/Proxy Statement herewith.

             FOR / /            AGAINST / /            ABSTAIN / /

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSITIONS.

--------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, INCLUDING MATTERS RELATING TO THE CONDUCT OF THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
--------------------------------------------------------------------------------

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of Heritage at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

    The undersigned acknowledges receipt from Heritage prior to the execution of this proxy of the Notice of Meeting and the Prospectus/Proxy Statement. The undersigned hereby revokes any and all proxies heretofore given, with respect to the undersigned's share of HFB Common Stock.

                                            Dated:                        , 1995
                                                   -----------------------


                                            ------------------------------------
                                            PRINT NAME OF STOCKHOLDER

                                            ------------------------------------
                                            SIGNATURE OF STOCKHOLDER

                                            Please sign exactly as your name
                                            appears on this card. When signing
                                            as attorney, executor,
                                            administrator, trustee or guardian,
                                            please give your full title. If
                                            shares are held jointly, each holder
                                            should sign.

    PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
                           POSTAGE-PREPAID ENVELOPE.